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                                                                      EXHIBIT 16

                         [Ernst & Young LLP letterhead]

February 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  BlackRock, Inc.  (Commission File Number 1-15305)

         We have read Item 4 of BlackRock, Inc.'s Form 8-K dated February 28, 2002, and are in agreement with the statements contained therein.

                                                     Yours very truly,


                                                     /s/ Ernst & Young LLP